Exhibit 99.1

FOR IMMEDIATE RELEASE

Pure Acquisition Corp. Announces Pricing of an

Upsized $360,000,000 Initial Public Offering

FORT WORTH, TX, April 12, 2018 — Pure Acquisition Corp. (NASDAQ: PACQU) (the “Company” or “Pure”), an energy-focused special purpose acquisition company sponsored by an affiliate of HighPeak Energy Partners, LP and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, today announced the pricing of its initial public offering of 36,000,000 units at a price of $10.00 per unit. The units will be listed on the NASDAQ Capital Market and trade under the ticker symbol “PACQU” beginning April 13, 2018. Each unit consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant enabling the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the NASDAQ Stock Market under the symbols “PACQ” and “PACQW,” respectively.

The Company has granted the underwriters a 45-day option to purchase up to an additional 5,400,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on April 17, 2018, subject to customary closing conditions.

Oppenheimer & Co. and EarlyBirdCapital, Inc. acted as Joint Bookrunning managers of the offering and I-Bankers Securities, Inc. served as Co-manager.

About Pure

Pure Acquisition Corp. is a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Pure intends to focus its search on businesses in the energy industry with an emphasis on opportunities in the upstream oil and gas industry in North America where its management team’s networks and experience are suited although its efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Pure is led by and will seek to capitalize on the operating and investing experience and network of relationships of Jack D. Hightower, its Chairman and Chief Executive Officer.

A registration statement relating to the securities has been declared effective by the SEC on April12, 2018. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Oppenheimer & Co. Inc., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, Phone: 212-667-8055 or email to EquityProspectus@opco.com or EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

Forward Looking Statements

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release includes forward-looking statements that involve risks and uncertainties. Such forward-looking statements, including the successful consummation of the Company’s initial public offering are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations of undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Steven W. Tholen

Pure Acquisition Corp.

(713) 269-1331